The information in the preliminary prospectus supplement (as supplemented by this supplement) is not complete and may be amended. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. The preliminary prospectus supplement (as supplemented by this supplement) is not an offer to sell nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted.

$1,082,610,000
Nissan Auto Lease Trust 2009-A
Issuing Entity
Nissan Auto Leasing LLC II
Depositor
Nissan Motor Acceptance Corporation
Servicer/Sponsor

Supplement, dated June 1, 2009 (subject to completion)
to
Preliminary Prospectus Supplement, dated May 26, 2009 (subject to completion)
to
Prospectus dated May 26, 2009

This Supplement should be read in conjunction with the Preliminary Prospectus Supplement, dated May 26, 2009, and the Prospectus, dated May 26, 2009.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these notes or determined if the prospectus supplement (as supplemented by this supplement) or the prospectus that accompanies the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Preliminary Prospectus Supplement referenced above is hereby modified and supplemented as described in this supplement. References to page numbers are to the page numbers in the Preliminary Prospectus Supplement referenced above.
Front Cover Page:
•	The total principal amount of the Notes indicated twice on the top of the front cover page is modified in both places to read “$1,082,610,000”.

•	The column titled “Principal Amount” on the front cover page is modified to read:

Principal Amount
Class A-1 Notes	$208,000,000
Class A-2 Notes	$304,000,000
Class A-3 Notes	$485,000,000
Class A-4 Notes	$85,610,000
•	The first bullet point under “Enhancement” on the front cover page should read “Reserve account, with an initial deposit of at least $7,052,832.80 and thereafter a required balance of not less that $21,158,498.40.”

•	The second bullet point under “Enhancement” on the front cover page should read “The certificates with an original principal balance of at least $327,956,560.08 are subordinated to the notes to the extent described herein.”
Summary:
•	The heading “Statistical Cutoff Date” under “Summary — Statistical Cutoff Date” and the accompanying paragraph on page S-4 is deleted in its entirety.

•	The heading “Statistical Information” under “Summary — Statistical Information” and the accompanying paragraph on page S-4 is deleted in its entirety.

•	The second paragraph under “Summary — Assets of the Issuing Entity” and the first through fourth bullet points that follow thereunder on page S-5 are modified to read:

As of the close of business on May 31, 2009, the cutoff date, the leases and the related leased vehicles to be allocated to the SUBI had:
•	an aggregate securitization value of $1,410,566,560.08,

•	an aggregate discounted base residual value of the related leased vehicles of $811,477,581.44 (approximately 57.53% of the aggregate securitization value),

•	a weighted average original lease term of approximately 38 months, and

•	a weighted average remaining term to scheduled maturity of approximately 25 months.
•	The third paragraph under “Summary — Assets of the Issuing Entity” on page S-5 is modified to read “On the closing date, the leases and the related leased vehicles to be allocated to the SUBI will have an aggregate securitization value, as of the cutoff date, of not less than $1,410,566,560.08.”

•	The fourth paragraph under “Summary — Assets of the Issuing Entity” on page S-5 is modified to read:

The securitization value of each lease and the related leased vehicle will be the sum of the present value of (i) the remaining monthly payments payable under the lease and (ii) the base residual of the leased vehicle. These present value calculations will be made as of the cutoff date using a discount rate equal to 7.40%.

•	The table under “Summary — Offered Notes” on page S-6 is modified to read:

Class A-1 notes:	$208,000,000
Class A-2 notes:	$304,000,000
Class A-3 notes:	$485,000,000
Class A-4 notes:	$85,610,000
•	The first bullet point under the first paragraph under “Summary — Enhancement — The Reserve Account” on page S-8 is modified to read:
•	on the closing date, the depositor will make an initial deposit into the reserve account of at least $7,052,832.80, which is approximately 0.50% of the aggregate securitization value of the leases and the related leased vehicles as of the cutoff date, and
Risk Factors:
•	The first paragraph under “Risk Factors — The geographic concentration of the leases, economic factors and lease performance could negatively affect the pool assets” and the accompanying table on page S-15 is modified to read:

As of the cutoff date, Nissan Motor Acceptance Corporation’s records indicate that the addresses of the vehicle registrations of the leased vehicles to be allocated to the SUBI were most highly concentrated in the following states:

Percentage of
Aggregate
State	Securitization Value
New York	14.53%
Florida	12.82%
New Jersey	12.18%
California	9.90%
Texas	5.74%
Pennsylvania	5.29%
•	The first sentence under the second paragraph under “Risk Factors — The geographic concentration of the leases, economic factors and lease performance could negatively affect the pool assets” on page S-15 is modified to read “No other state, based on the addresses of the state of registration of the leased vehicles, accounted for more than 5.00% of the aggregate securitization value of the leases as of the cutoff date.”

•	The Risk Factor “This prospectus supplement provides information regarding the characteristics of the leases and the related leased vehicles in the statistical pool as of the statistical cutoff date that may differ from the characteristics of the leases and the related leased vehicles allocated to the SUBI on the closing date as of the cutoff date” and the accompanying paragraph on page S-15 and S-16 is deleted in its entirety.

•	The first sentence under “Risk Factors — The concentration of leased vehicles to particular models could negatively affect the pool assets” on page S-16 is modified to read “The Altima, Rogue and Maxima models represent approximately 21.68%, 14.23% and 11.51%, respectively, of the aggregate securitization value of the leases to be allocated to the SUBI as of the cutoff date.”
Overview of the Transaction:
•	The fourth sentence of the fourth paragraph under “Overview of the Transaction” on page S-19 is modified to read “The Issuing Entity will issue four classes of notes (the “Notes”) in an aggregate principal amount of $1,082,610,000 (the “Initial Note Balance”) and one class of asset backed certificates (the “Certificates”) in the aggregate principal amount of $327,956,560.08 (the “Initial Certificate Balance”) to the Depositor in consideration for the 2009-A SUBI Certificate and will pledge the 2009-A SUBI Certificate to the indenture trustee as security therefor.”
The Issuing Entity:
•	The first sentence under “The Issuing Entity — Capitalization of the Issuing Entity” on page S-21 is modified to read “On the Closing Date, the Issuing Entity will initially be capitalized with $1,082,610,000 aggregate principal amount of Notes and with $327,956,560.08 aggregate principal amount of Certificates.”

•	The table under “The Issuing Entity — Capitalization of the Issuing Entity” on page S-21 is modified to read:

Amount
Class A-1 Notes	$208,000,000.00
Class A-2 Notes	$304,000,000.00
Class A-3 Notes	$485,000,000.00
Class A-4 Notes	$85,610,000.00
Certificates	$327,956,560.08

Subtotal	$1,410,566,560.08
Reserve Account	$7,052,832.80

Total	$1,417,619,392.88

The Leases:
•	The first sentence of the first paragraph under “The Leases — General” on page S-26 is modified to read “The Leases to be allocated to the SUBI consist of 68,370 motor vehicle retail closed-end leases for new Nissan and Infiniti motor vehicles.”

•	The fifth sentence of the first paragraph under “The Leases — General” on page S-26 is modified to read “Approximately 19.12% of the Leases to be allocated to the SUBI (by aggregate Securitization Value as of May 31, 2009, which we refer to as the “Cutoff Date”) were originated as electronic contracts.”

•	The fourth paragraph under “The Leases — General” on page S-26 is deleted in its entirety.

•	The first, second and third sentences of the first paragraph under “The Leases — Characteristics of the Leases” on page S-26 are modified to read:

The securitized portfolio information presented in this Prospectus Supplement is stated as of the Cutoff Date and is calculated based on the Securitization Value of the Leases and the related Leased Vehicles to be allocated to the SUBI. As of the Cutoff Date, the Leases and related Leased Vehicles to be allocated to the SUBI had an aggregate Securitization Value of approximately $1,410,566,560.08. On the Closing Date, the Leases and related Leased Vehicles to be allocated to the SUBI will have an aggregate Securitization Value, as of the Cutoff Date, of not less than $1,410,566,560.08.

•	The twelfth bullet point under the first paragraph of “The Leases — Characteristics of the Leases — General” on page S-27 is modified to read “together with the related Leased Vehicle, has a Securitization Value, as of the Cutoff Date, of no greater than $95,095.38.”

•	The first paragraph under “The Leases — Characteristics of the Leases — Credit Scores” on page S-28 is modified to read:

As of the Cutoff Date, the weighted average credit scores (“FICO Scores”) of the lessees, excluding lessees for which no FICO Score is available is 740.39, with the minimum FICO Score being 525 and the maximum FICO Score being 883. As of the Cutoff Date, the weighted average FICO Scores of the lessees is 731.25 (assuming for purposes of calculating this weighted average that any lessee without an available FICO Score has a FICO Score of 300).

•	The last sentence of the second paragraph under “The Leases — Characteristics of the Leases — Credit Scores” and the accompanying table on page S-28 is modified to read:

The table below illustrates the distribution of the Leases to be allocated to the SUBI as of the Cutoff Date by FICO Score.

		Percentage of		Percentage of
	Number	Total	Aggregate	Aggregate
	of	Number of	Securitization	Securitization
FICO Score Range	Leases	Leases(1)	Value(1)	Value(1)
Unavailable	1,214	1.78%	$29,292,416.69	2.08%
525 – 550	4	0.01	107,246.49	0.01
551 – 600	137	0.20	2,776,559.63	0.20
601 – 650	6,797	9.94	137,882,908.89	9.78
651 – 700	12,388	18.12	255,775,154.68	18.13
701 – 750	16,654	24.36	341,691,578.96	24.22
751 – 800	16,004	23.41	331,174,693.36	23.48
801 – 850	14,279	20.88	293,153,807.82	20.78
851 – 883	893	1.31	18,712,193.56	1.33

Total	68,370	100.00%	$1,410,566,560.08	100.00%

Based on a Securitization Rate of 7.40%.

(1)	Balances and percentages may not add to total due to rounding.

•	The third paragraph under “The Leases — Characteristics of the Leases — Credit Scores” and the accompanying table on page S-29 is modified to read:

The Leases to be allocated to the SUBI in the aggregate possess the following characteristics as of the Cutoff Date:

		Average	Minimum	Maximum
Securitization Value		$20,631.37	$7,431.29	$95,095.38
Base Residual		$13,864.71	$4,186.05	$54,923.60
Seasoning (Months)(1)(2)		13	2	51
Remaining Term (Months)(1)		25	9	58
Original Term (Months)(1)		38	24	60
Discounted Base Residual as a % of Securitization Value		57.53%
Base Residual as a % of MSRP		46.19%
Percentage of Securitization Value Financed through Nissan or Infiniti Dealers	Nissan	78.47%
	Infiniti	21.53%

(1)	Weighted average by Securitization Value as of the Cutoff Date.

(2)	Seasoning is the number of months elapsed since origination of a Lease.
•	The first sentence of the fifth paragraph under “The Leases — Characteristics of the Leases — Credit Scores” on page S-29 is modified to read “We have not provided delinquency, repossession and loss data on the Leases, because none of the Leases to be allocated to the SUBI, as of the Cutoff Date, was more than 29 days delinquent.”

•	The second paragraph under “The Leases — Characteristics of the Leases — Calculation of the Securitization Value” on page S-31 is modified to read “The present value calculations will be made using a Securitization Rate of 7.40%.”

•	The first sentence of the fifth paragraph under “The Leases — Characteristics of the Leases — Calculation of the Securitization Value” on page S-32 is modified to read “The present value calculations will be made as of the Cutoff Date using a Securitization Rate equal to 7.40%.”

•	The tables under “The Leases — Characteristics of the Leases — Distribution of the Leases Vehicles by Model” on page S-33, “—Distribution of the Leased Vehicles by Vehicle Type” on page S-34, “—Distribution of the Leases by Original Lease Term” and “—Distribution of the Leases by Remaining Lease Term” on page S-35, “—Distribution of the Leases by Quarter of Maturity” on page S-36, and “—Distribution of the Leases by State” on page S-37 and the accompanying paragraph on page S-38 refer to a statistical pool of leases. The modified tables based on the actual pool data with respect to the leases to be allocated to the SUBI are set forth on Appendix A to this Supplement.
Weighted Average Life of the Notes:
•	The ninth bullet point under the fourth paragraph under “Weighted Average Life of the Notes” on page S-40 is modified to read “the Reserve Account is initially funded with an amount equal to $7,052,832.80,”.

•	The tenth bullet point under the fourth paragraph under “Weighted Average Life of the Notes” on page S-40 is modified to read “the aggregate Securitization Value as of the Cutoff Date is $1,410,566,560.08, based on a Securitization Rate of 7.40%,”.

•	The four tables following the last paragraph in “Weighted Average Life of the Notes” on pages S-41 through S-44 are modified to read as set forth in Appendix B to this Supplement.
TALF Considerations:
•	The fourth paragraph under “TALF Considerations” on page S-45 is modified to read “As of the Cutoff Date, the Leases had the following characteristics:”.

•	The first row of the table under the fifth bullet point of the fifth paragraph under “TALF Considerations” on page S-46 is modified to read:

Weighted Average
Class	Life to Maturity
Class A-1 Notes	0.37
Prepayments, Delinquencies, Repossessions and Net Losses:
•	The first sentence of the fifth paragraph under “Prepayments, Delinquencies, Repossessions and Net Losses — Delinquency, Repossession and Credit Loss Information” on page S-47 is modified to read “We have not provided similar delinquency, repossession and loss data on the Leases, because none of the Leases to be allocated to the SUBI, as of the Cutoff Date, was more than 29 days delinquent in payments.”
Security for the Notes:
•	The first sentence of the second paragraph under “Security for the Notes — The Accounts — The Reserve Account” on page S-65 is modified to read “The Reserve Account initially will be funded by the Issuing Entity with a deposit of at least $7,052,832.80, representing approximately 0.50% of the aggregate Securitization Value of the Leases and the related Leased Vehicles as of the Cutoff Date, and the amounts on deposit in the Reserve Account will be pledged to the Indenture Trustee for the benefit of the Noteholders.”

•	The fifth paragraph under “Security for the Notes — The Accounts — The Reserve Account” on page S-65 is modified to read “The “Reserve Account Requirement” on any Payment Date will equal at least $21,158,498.40, which represents not less than 1.50% of the aggregate Securitization Value of the Leases and the related Leased Vehicles as of the Cutoff Date.
Distributions on the Notes:
•	The first and second sentences of the first paragraph under “Distribution on the Notes” on page S-67 are modified to read:

As more fully described under “The SUBI” in this Prospectus Supplement, the 2009-A SUBI Certificate will evidence a beneficial interest in the related SUBI Assets, which are comprised of Leases and related Leased Vehicles having an aggregate Securitization Value as of the Cutoff Date of $1,410,566,560.08 (based on a Securitization Rate of 7.40%). On the Closing Date, the Leases and related Leased Vehicles to be allocated to the SUBI will have an aggregate Securitization Value, as of the Cutoff Date, of not less than $1,410,566,560.08.
Underwriting:
•	The table below the first paragraph under “Underwriting” on page S-76 is modified to read as follows:

	Principal	Principal	Principal	Principal
	Amount of	Amount of	Amount of	Amount of
	Class A-1	Class A-2	Class A-3	Class A-4
Underwriters	Notes	Notes	Notes	Notes
Banc of America Securities LLC
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
BNP Paribas Securities Corp.
Deutsche Bank Securities, Inc.
J.P. Morgan Securities Inc.
RBS Securities Inc.
SG Americas Securities, LLC

Total	$208,000,000	$304,000,000	$485,000,000	$85,610,000

Index of Principal Terms:
•	The term “Statistical Cutoff Date” under “Index of Principal Terms” on page S-80 is deleted.
Back Cover Page:
•	The total principal amount of the Notes indicated on the top of the back cover page should read “$1,082,610,000”.

•	The principal amount of each Class of Notes indicated on the back cover page is modified to read as follows:
Asset Backed Notes, Class A-1
$208,000,000
Asset Backed Notes, Class A-2 Notes
$304,000,000
Asset Backed Notes, Class A-3 Notes
$485,000,000
Asset Backed Notes, Class A-4 Notes
$85,610,000

Appendix A
Actual Pool Data
Distribution of the Leased Vehicles by Model
     The distribution of the Leased Vehicles to be allocated to the SUBI as of the Cutoff Date by Nissan and Infiniti model was as follows:

				Percentage of
		Percentage of	Aggregate	Aggregate
	Number of	Total Number	Securitization	Securitization
Models	Leases	of Leases(1)	Value(1)	Value(1)
350Z	383	0.56%	$9,077,459.03	0.64%
370Z	102	0.15	3,580,422.44	0.25
Altima	18,349	26.84	305,772,093.57	21.68
Altima Coupe	2,195	3.21	43,161,728.78	3.06
Armada	609	0.89	17,620,216.11	1.25
Crew Cab	899	1.31	15,596,073.90	1.11
EX35	506	0.74	14,811,086.18	1.05
Frontier	316	0.46	4,691,174.17	0.33
FX35	1,394	2.04	44,980,889.38	3.19
FX45	18	0.03	636,238.75	0.05
FX50	24	0.04	1,151,573.58	0.08
G35	4,096	5.99	103,727,846.21	7.35
G35 Coupe	15	0.02	355,980.18	0.03
G37	1,912	2.80	58,675,767.75	4.16
GT-R	67	0.10	5,043,012.59	0.36
M35	1,317	1.93	37,308,520.08	2.64
M45	271	0.40	9,003,454.97	0.64
Maxima	6,396	9.35	162,326,395.70	11.51
Murano	6,752	9.88	139,857,981.89	9.92
Pathfinder	5,587	8.17	110,324,576.96	7.82
Quest	340	0.50	6,351,147.80	0.45
QX56	935	1.37	32,987,907.00	2.34
Rogue	10,017	14.65	200,660,303.10	14.23
Sentra	3,718	5.44	50,283,278.45	3.56
Titan	173	0.25	3,713,970.85	0.26
Versa	1,001	1.46	13,065,423.47	0.93
Xterra	978	1.43	15,802,037.19	1.12

Total	68,370	100.00%	$1,410,566,560.08	100.00%

Based on a Securitization Rate of 7.40%.

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Leased Vehicles by Vehicle Type
     The distribution of the Leased Vehicles to be allocated to the SUBI as of the Cutoff Date by Nissan and Infiniti vehicle type was as follows:

				Percentage of
	Number	Percentage of	Aggregate	Aggregate
	of	Total Number	Securitization	Securitization
Vehicle Type	Leases	of Leases(1)	Value(1)	Value(1)
Car	40,162	58.74%	$807,732,531.02	57.26%
Crossover	18,711	27.37	402,098,072.88	28.51
SUV	8,109	11.86	176,734,737.26	12.53
Truck	1,388	2.03	24,001,218.92	1.70

Total	68,370	100.00%	$1,410,566,560.08	100.00%

Based on a Securitization Rate of 7.40%.

(1)	Balances and percentages may not add to total due to rounding.
Distribution of the Leases by Original Lease Term
     The distribution of the Leases to be allocated to the SUBI as of the Cutoff Date by original lease term was as follows:

				Percentage of
		Percentage of	Aggregate	Aggregate
	Number of	Total Number	Securitization	Securitization
Months	Leases	of Leases(1)	Value(1)	Value(1)
24 – 36	10,225	14.96%	$213,655,391.62	15.15%
37 – 42	57,062	83.46	1,161,489,159.89	82.34
43 – 48	540	0.79	17,115,984.07	1.21
49 – 60	543	0.79	18,306,024.50	1.30

Total	68,370	100.00%	$1,410,566,560.08	100.00%

Based on a Securitization Rate of 7.40%.

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Remaining Lease Term
     The distribution of the Leases to be allocated to the SUBI as of the Cutoff Date by remaining lease term was as follows:

				Percentage of
		Percentage of	Aggregate	Aggregate
	Number	Total Number	Securitization	Securitization
Months	of Leases	of Leases(1)	Value(1)	Value(1)
9 – 12	3,826	5.60%	$85,988,750.89	6.10%
13 – 18	8,045	11.77	140,884,094.17	9.99
19 – 24	20,713	30.30	428,889,931.64	30.41
25 – 30	22,318	32.64	429,334,567.98	30.44
31 – 36	11,357	16.61	257,074,046.78	18.22
37 – 42	1,461	2.14	45,775,101.56	3.25
43 – 48	319	0.47	11,114,634.90	0.79
49 – 54	177	0.26	5,953,916.74	0.42
55 – 60	154	0.23	5,551,515.42	0.39

Total	68,370	100.00%	$1,410,566,560.08	100.00%

Based on a Securitization Rate of 7.40%.

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Quarter of Maturity
     The distribution of the Leases to be allocated to the SUBI as of the Cutoff Date by quarter of maturity was as follows:

		Percentage		Percentage of		Percentage
	Number	of Total	Aggregate	Aggregate		of Aggregate
	of	Number of	Securitization	Securitization	Aggregate	Base
Quarter	Leases	Leases(1)	Value(1)	Value(1)	Base Residual(1)	Residual(1)
1st Quarter 2010	557	0.81%	$12,746,397.11	0.90%	$11,257,892.83	1.19%
2nd Quarter 2010	3,269	4.78	73,242,353.78	5.19	62,443,705.66	6.59
3rd Quarter 2010	4,499	6.58	74,485,522.98	5.28	58,910,111.35	6.21
4th Quarter 2010	3,546	5.19	66,398,571.19	4.71	48,977,039.48	5.17
1st Quarter 2011	8,497	12.43	188,869,430.63	13.39	133,087,951.07	14.04
2nd Quarter 2011	12,216	17.87	240,020,501.01	17.02	162,311,269.41	17.12
3rd Quarter 2011	11,757	17.20	220,113,564.55	15.60	143,066,504.26	15.09
4th Quarter 2011	10,561	15.45	209,221,003.43	14.83	129,996,483.54	13.71
1st Quarter 2012	5,734	8.39	127,467,786.90	9.04	81,686,802.39	8.62
2nd Quarter 2012	5,623	8.22	129,606,259.88	9.19	81,964,835.91	8.65
3rd Quarter 2012	1,249	1.83	38,590,310.90	2.74	21,723,735.01	2.29
4th Quarter 2012	212	0.31	7,184,790.66	0.51	3,229,818.38	0.34
1st Quarter 2013	278	0.41	9,798,617.90	0.69	4,485,633.00	0.47
2nd Quarter 2013	41	0.06	1,316,017.00	0.09	531,624.75	0.06
3rd Quarter 2013	24	0.04	815,181.07	0.06	301,334.97	0.03
4th Quarter 2013	153	0.22	5,138,735.67	0.36	1,844,298.71	0.19
1st Quarter 2014	153	0.22	5,533,091.03	0.39	2,105,213.28	0.22
2nd Quarter 2014	1	0.00	18,424.39	0.00	6,079.20	0.00

Total	68,370	100.00%	$1,410,566,560.08	100.00%	$947,930,333.20	100.00%

Based on a Securitization Rate of 7.40%.

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by State
     The distribution of the Leases to be allocated to the SUBI as of the Cutoff Date by state of registration was as follows:

				Percentage of
		Percentage of	Aggregate	Aggregate
	Number of	Total Number of	Securitization	Securitization
State of Registration	Leases(1)	Leases(1)(2)	Value(1)(2)	Value(2)
Alabama	471	0.69%	$9,903,163.33	0.70%
Alaska	6	0.01	131,122.18	0.01
Arizona	907	1.33	19,896,270.59	1.41
Arkansas	60	0.09	1,319,305.61	0.09
California	6,259	9.15	139,628,718.99	9.90
Colorado	794	1.16	17,073,640.05	1.21
Connecticut	2,341	3.42	46,800,757.63	3.32
Delaware	184	0.27	3,721,271.91	0.26
District of Columbia	51	0.07	1,169,098.96	0.08
Florida	8,877	12.98	180,797,834.88	12.82
Georgia	1,399	2.05	31,525,424.40	2.23
Hawaii	188	0.27	3,733,140.30	0.26
Idaho	66	0.10	1,361,289.22	0.10
Illinois	1,947	2.85	43,190,565.89	3.06
Indiana	1,013	1.48	20,180,201.22	1.43
Iowa	365	0.53	7,645,835.30	0.54
Kansas	252	0.37	5,361,017.66	0.38
Kentucky	386	0.56	7,995,769.35	0.57
Louisiana	676	0.99	15,390,270.07	1.09
Maine	231	0.34	4,412,917.91	0.31
Maryland	556	0.81	13,398,551.76	0.95
Massachusetts	2,418	3.54	48,257,500.50	3.42
Michigan	1,464	2.14	29,519,526.23	2.09
Minnesota	963	1.41	19,625,235.26	1.39
Mississippi	152	0.22	3,523,087.80	0.25
Missouri	533	0.78	11,826,531.83	0.84
Montana	23	0.03	434,463.43	0.03
Nebraska	376	0.55	7,174,859.61	0.51
Nevada	601	0.88	12,448,673.54	0.88
New Hampshire	555	0.81	10,973,051.03	0.78
New Jersey	8,216	12.02	171,862,115.91	12.18
New Mexico	76	0.11	1,794,070.20	0.13
New York	11,172	16.34	204,963,929.26	14.53
North Carolina	988	1.45	21,088,736.88	1.50
North Dakota	103	0.15	1,876,980.00	0.13
Ohio	2,591	3.79	52,577,737.25	3.73
Oklahoma	160	0.23	3,829,573.92	0.27
Oregon	157	0.23	3,370,532.66	0.24
Pennsylvania	3,682	5.39	74,627,947.77	5.29
Rhode Island	397	0.58	7,973,495.36	0.57
South Carolina	364	0.53	7,794,761.18	0.55
South Dakota	65	0.10	1,382,005.08	0.10
Texas	3,576	5.23	80,940,744.54	5.74
Utah	370	0.54	8,173,196.97	0.58
Vermont	140	0.20	2,687,263.74	0.19
Virginia	914	1.34	20,048,391.19	1.42
Washington	472	0.69	10,288,960.62	0.73
West Virginia	87	0.13	1,839,413.30	0.13
Wisconsin	707	1.03	14,604,752.17	1.04
Wyoming	19	0.03	422,855.64	0.03

Total	68,370	100.00%	$1,410,566,560.08	100.00%

Based on a Securitization Rate of 7.40%.

(1)	Based on the current state of registration of the Leased Vehicle.

(2)	Balances and percentages may not add to total due to rounding.
     As of the Cutoff Date, no state other than New York, Florida, New Jersey, California, Texas and Pennsylvania accounted for 5.00% or more of the aggregate Securitization Value of the Leases and related Leased Vehicles. Adverse economic conditions in any of these states may have a disproportionate impact on the performance of the Leases and the Leased Vehicles. See “Risk Factors — The geographic concentration of the leases, economic factors and lease performance could negatively affect the pool assets” in this Prospectus Supplement.

Appendix B
ABS Tables
Percentage of Class A-1 Note Balance Outstanding to Maturity

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
Jul-09	90.05%	88.55%	86.95%	85.25%	83.45%
Aug-09	80.02%	76.96%	73.72%	70.27%	66.61%
Sept-09	69.91%	65.26%	60.33%	55.07%	49.47%
Oct-09	59.71%	53.44%	46.77%	39.65%	32.05%
Nov-09	49.44%	41.51%	33.06%	24.02%	14.34%
Dec-09	39.09%	29.47%	19.20%	8.19%	0.00%
Jan-10	28.66%	17.33%	5.19%	0.00%	0.00%
Feb-10	18.17%	5.09%	0.00%	0.00%	0.00%
Mar-10	7.60%	0.00%	0.00%	0.00%	0.00%
Apr-10	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life To Maturity (years)(1)	0.47	0.41	0.37	0.34	0.30

(1)	The weighted average life of the Class A-1 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).
This table has been prepared based on the assumptions in this Prospectus Supplement (including the assumptions regarding the characteristics and performance of the Leases, which will differ from the actual characteristics and performance of the Leases) and should be read in conjunction with those assumptions.

Percentage of Class A-2 Note Balance Outstanding to Maturity

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
Jul-09	100.00%	100.00%	100.00%	100.00%	100.00%
Aug-09	100.00%	100.00%	100.00%	100.00%	100.00%
Sept-09	100.00%	100.00%	100.00%	100.00%	100.00%
Oct-09	100.00%	100.00%	100.00%	100.00%	100.00%
Nov-09	100.00%	100.00%	100.00%	100.00%	100.00%
Dec-09	100.00%	100.00%	100.00%	100.00%	97.50%
Jan-10	100.00%	100.00%	100.00%	94.63%	85.01%
Feb-10	100.00%	100.00%	93.88%	83.52%	72.32%
Mar-10	100.00%	95.05%	84.11%	72.28%	59.45%
Apr-10	94.40%	83.12%	70.94%	57.73%	43.32%
May-10	79.32%	67.07%	53.80%	39.35%	23.53%
Jun-10	64.56%	51.37%	37.04%	21.37%	4.13%
Jul-10	53.58%	39.35%	23.83%	6.80%	0.00%
Aug-10	39.17%	24.09%	7.57%	0.00%	0.00%
Sept-10	26.95%	10.96%	0.00%	0.00%	0.00%
Oct-10	15.09%	0.00%	0.00%	0.00%	0.00%
Nov-10	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life To Maturity (years)(1)	1.16	1.08	0.99	0.91	0.84

(1)	The weighted average life of the Class A-2 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).
This table has been prepared based on the assumptions in this Prospectus Supplement (including the assumptions regarding the characteristics and performance of the Leases, which will differ from the actual characteristics and performance of the Leases) and should be read in conjunction with those assumptions.

Percentage of Class A-3 Note Balance Outstanding to Maturity

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
Jul-09	100.00%	100.00%	100.00%	100.00%	100.00%
Aug-09	100.00%	100.00%	100.00%	100.00%	100.00%
Sept-09	100.00%	100.00%	100.00%	100.00%	100.00%
Oct-09	100.00%	100.00%	100.00%	100.00%	100.00%
Nov-09	100.00%	100.00%	100.00%	100.00%	100.00%
Dec-09	100.00%	100.00%	100.00%	100.00%	100.00%
Jan-10	100.00%	100.00%	100.00%	100.00%	100.00%
Feb-10	100.00%	100.00%	100.00%	100.00%	100.00%
Mar-10	100.00%	100.00%	100.00%	100.00%	100.00%
Apr-10	100.00%	100.00%	100.00%	100.00%	100.00%
May-10	100.00%	100.00%	100.00%	100.00%	100.00%
Jun-10	100.00%	100.00%	100.00%	100.00%	100.00%
Jul-10	100.00%	100.00%	100.00%	100.00%	92.44%
Aug-10	100.00%	100.00%	100.00%	93.32%	80.60%
Sept-10	100.00%	100.00%	95.85%	83.62%	69.91%
Oct-10	100.00%	98.88%	87.20%	74.17%	59.43%
Nov-10	99.39%	88.44%	76.29%	62.65%	47.09%
Dec-10	93.72%	81.90%	68.58%	53.22%	34.77%
Jan-11	87.80%	75.20%	60.80%	43.86%	22.73%
Feb-11	79.84%	66.68%	51.49%	33.32%	9.99%
Mar-11	65.58%	52.50%	37.28%	18.82%	0.00%
Apr-11	51.53%	38.71%	23.68%	5.23%	0.00%
May-11	38.13%	25.69%	11.00%	0.00%	0.00%
Jun-11	25.38%	13.66%	0.00%	0.00%	0.00%
Jul-11	13.08%	2.16%	0.00%	0.00%	0.00%
Aug-11	1.17%	0.00%	0.00%	0.00%	0.00%
Sept-11	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life To Maturity (years)(1)	1.90	1.80	1.69	1.57	1.45

(1)	The weighted average life of the Class A-3 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).
This table has been prepared based on the assumptions in this Prospectus Supplement (including the assumptions regarding the characteristics and performance of the Leases, which will differ from the actual characteristics and performance of the Leases) and should be read in conjunction with those assumptions.

Percentage of Class A-4 Note Balance Outstanding to Maturity

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
Jul-09	100.00%	100.00%	100.00%	100.00%	100.00%
Aug-09	100.00%	100.00%	100.00%	100.00%	100.00%
Sept-09	100.00%	100.00%	100.00%	100.00%	100.00%
Oct-09	100.00%	100.00%	100.00%	100.00%	100.00%
Nov-09	100.00%	100.00%	100.00%	100.00%	100.00%
Dec-09	100.00%	100.00%	100.00%	100.00%	100.00%
Jan-10	100.00%	100.00%	100.00%	100.00%	100.00%
Feb-10	100.00%	100.00%	100.00%	100.00%	100.00%
Mar-10	100.00%	100.00%	100.00%	100.00%	100.00%
Apr-10	100.00%	100.00%	100.00%	100.00%	100.00%
May-10	100.00%	100.00%	100.00%	100.00%	100.00%
Jun-10	100.00%	100.00%	100.00%	100.00%	100.00%
Jul-10	100.00%	100.00%	100.00%	100.00%	100.00%
Aug-10	100.00%	100.00%	100.00%	100.00%	100.00%
Sept-10	100.00%	100.00%	100.00%	100.00%	100.00%
Oct-10	100.00%	100.00%	100.00%	100.00%	100.00%
Nov-10	100.00%	100.00%	100.00%	100.00%	100.00%
Dec-10	100.00%	100.00%	100.00%	100.00%	100.00%
Jan-11	100.00%	100.00%	100.00%	100.00%	100.00%
Feb-11	100.00%	100.00%	100.00%	100.00%	100.00%
Mar-11	100.00%	100.00%	100.00%	100.00%	69.27%
Apr-11	100.00%	100.00%	100.00%	100.00%	0.00%
May-11	100.00%	100.00%	100.00%	59.26%	0.00%
Jun-11	100.00%	100.00%	99.25%	0.00%	0.00%
Jul-11	100.00%	100.00%	39.59%	0.00%	0.00%
Aug-11	100.00%	49.73%	0.00%	0.00%	0.00%
Sept-11	41.25%	0.00%	0.00%	0.00%	0.00%
Oct-11	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life To Maturity (years)(1)	2.30	2.22	2.13	1.98	1.82

(1)	The weighted average life of the Class A-4 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).
This table has been prepared based on the assumptions in this Prospectus Supplement (including the assumptions regarding the characteristics and performance of the Leases, which will differ from the actual characteristics and performance of the Leases) and should be read in conjunction with those assumptions.

Appendix D
ASSUMED CASH FLOWS
Modeling Assumption: The cash flow schedules appearing in the immediately following table were generated assuming (i) that the lessees make their remaining lease payments starting in June 2009 and every month thereafter until all scheduled lease payments are made and (ii) that the residual value of the Leased Vehicles is due the month following the last related lease payment.

		Base Residual	Contract Residual
	Lease Payments	Value	Value
Jun-09	$26,413,809.91	$—	$—
Jul-09	26,413,809.91	—	—
Aug-09	26,413,809.91	—	—
Sep-09	26,413,809.91	—	—
Oct-09	26,413,809.91	—	—
Nov-09	26,413,809.91	—	—
Dec-09	26,413,809.91	—	—
Jan-10	26,413,809.91	—	—
Feb-10	26,413,809.91	—	—
Mar-10	26,166,376.29	11,257,892.83	13,824,554.06
Apr-10	25,625,241.53	25,066,413.26	31,289,913.98
May-10	25,067,277.30	24,532,893.83	30,864,391.31
Jun-10	24,718,671.42	12,844,398.57	15,022,047.72
Jul-10	24,045,482.97	24,267,313.77	29,016,264.92
Aug-10	23,552,276.20	17,725,147.48	21,894,668.17
Sep-10	23,150,308.43	16,917,650.10	19,820,872.81
Oct-10	22,234,710.18	31,272,881.85	38,006,224.68
Nov-10	21,991,450.33	8,016,610.25	9,744,187.89
Dec-10	21,720,144.81	9,687,547.38	11,778,990.84
Jan-11	21,145,132.04	20,977,641.72	25,713,873.93
Feb-11	19,519,326.19	55,673,425.91	67,979,367.66
Mar-11	17,925,237.43	56,436,883.44	68,210,103.68
Apr-11	16,360,310.30	54,926,441.20	67,641,452.45
May-11	14,804,941.01	54,022,450.64	66,724,925.75
Jun-11	13,249,316.77	53,362,377.57	66,403,937.06
Jul-11	11,731,096.27	52,888,448.61	65,585,074.83
Aug-11	10,215,032.50	52,610,025.61	64,462,185.48
Sep-11	9,108,031.65	37,568,030.04	45,414,966.69
Oct-11	7,637,598.85	49,742,082.56	62,534,471.33
Nov-11	6,166,775.85	49,640,830.51	62,227,450.56
Dec-11	5,274,681.34	30,613,570.47	36,295,001.56
Jan-12	4,636,937.25	23,926,137.11	27,300,416.45
Feb-12	3,931,416.81	27,402,375.96	30,772,820.08
Mar-12	3,177,965.13	30,358,289.32	33,739,136.67
Apr-12	2,487,938.38	27,783,304.03	30,827,443.44
May-12	1,824,770.52	26,643,342.65	29,418,613.92
Jun-12	1,141,852.26	27,538,189.23	30,692,118.30
Jul-12	860,112.90	9,786,560.80	11,233,092.35
Aug-12	643,802.31	7,299,406.59	8,371,151.35
Sep-12	502,938.66	4,637,767.62	5,303,379.25
Oct-12	481,986.51	514,983.90	580,997.80
Nov-12	430,853.71	1,275,462.66	1,463,219.99
Dec-12	373,778.35	1,439,371.82	1,617,755.35
Jan-13	314,822.05	1,569,332.67	1,774,788.66
Feb-13	256,879.16	1,578,410.53	1,744,919.15

D-1

		Base Residual	Contract Residual
	Lease Payments	Value	Value
Mar-13	207,169.76	1,337,889.80	1,450,183.15
Apr-13	193,519.93	320,208.70	356,041.65
May-13	188,145.95	128,591.05	144,314.85
Jun-13	184,400.09	82,825.00	93,174.70
Jul-13	176,990.61	155,575.92	165,593.80
Aug-13	172,540.23	92,116.30	103,133.75
Sep-13	170,455.51	53,642.75	61,902.40
Oct-13	161,093.03	204,220.50	229,329.70
Nov-13	126,317.31	755,793.06	840,499.65
Dec-13	86,263.46	884,285.15	991,946.96
Jan-14	48,318.61	895,828.50	1,022,165.80
Feb-14	21,619.59	643,350.20	716,209.70
Mar-14	291.85	566,034.58	612,045.00
Apr-14	—	6,079.20	6,079.20
May-14	—	—	—

D-2